FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman and Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC.

REPORTS THIRD-QUARTER REVENUES AND EARNINGS

MENLO PARK, California, October 16, 2003 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the third quarter ended September 30, 2003.

For the quarter ended September 30, 2003, net income was $4.8 million or $.03 per share, on revenues of $501.1 million.  Net loss for the prior year’s third quarter was $3.1 million or $.02 per share, on revenues of $484.8 million.  The $.03 per share reported for the third quarter of 2003 is after a $.01 loss per share impact from the company’s new Protiviti® subsidiary.

For the nine months ended September 30, 2003, net income was $1.5 million or $.01 per share, on revenues of $1.5 billion.  For the nine months ended September 30, 2002, net income was $9.2 million or $.05 per share, on revenues of $1.4 billion.

“While the overall hiring climate remained cautious during the quarter, we were encouraged by improving economic conditions, which contributed to sequential growth in our temporary services and consulting businesses,” said Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc.

Messmer added, “Our Protiviti subsidiary performed particularly well, exceeding both the revenue and earnings guidance we provided last quarter.  Protiviti continued to attract a significant number of new clients, with projects ranging from Sarbanes-Oxley Section 404 compliance to regulatory and forensic investigations, technology security and the establishment of new internal audit functions.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT to discuss the quarterly financial results.  The dial-in number is 888-469-0487 (+1-210-839-8500 outside the United States) and the passcode is “Robert Half International.”  A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on October 22, 2003.  The dial-in number for the replay is 800-272-5958 (+1-402-220-9719 outside the United States).  The conference call will also be archived in audio format on the company’s website at www.rhi.com.

Robert Half International Inc. is the world’s largest provider of specialized staffing services.  Its divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; The Affiliates®, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.  The company serves its clients and candidates through more than 325 offices worldwide and through online job search services at its divisional websites, all of which can be accessed at www.rhi.com.  Robert Half International is also the parent company of Protiviti (www.protiviti.com), a leading independent business risk consulting and internal audit firm.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions.  These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of qualified candidates for temporary employment or the company’s ability to attract qualified candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the success of the company in attracting, training and retaining qualified management personnel and other staff employees; and whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general.

With respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; significant costs and diversion of management time could be incurred in integrating key personnel into Protiviti; certain capitalizable costs associated with the employment arrangements could become impaired and written off; failure to produce projected revenues could adversely affect financial results; and we could become involved in litigation relating to prior transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results.  The company undertakes no obligation to update information contained in this release.

A copy of this press release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

Net service revenues	$501,137	$484,778	$1,457,327	$1,426,370
Direct costs of services	314,026	309,342	923,189	882,915

Gross margin	187,111	175,436	534,138	543,455

Selling, general and administrative expenses	176,097	178,731	524,007	528,806
Amortization of intangible assets	2,791	2,685	8,325	3,544
Interest income	(590)	(1,026)	(1,961)	(3,791)

Income (loss) before income taxes	8,813	(4,954)	3,767	14,896
Provision (benefit) for income taxes	3,966	(1,882)	2,225	5,661

Net income (loss)	$4,847	$(3,072)	$1,542	$9,235

Diluted net income (loss) per share	$.03	$(.02)	$.01	$.05

Shares:
Basic	168,797	171,550	168,584	173,466
Diluted	173,694	171,550	172,140	179,103

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)

REVENUES:
Accountemps	$206,068	$211,065	$612,692	$634,445
OfficeTeam	127,814	123,228	373,002	361,308
RH Technology	54,598	54,804	156,294	167,801
RH Management Resources	50,988	53,165	152,567	161,176
RH Finance & Accounting	23,599	24,742	69,930	77,056
Protiviti	38,070	17,774	92,842	24,584
Total	$501,137	$484,778	$1,457,327	$1,426,370

GROSS MARGIN:
Temporary and consultant staffing	$154,107	$156,175	$453,594	$474,083
Permanent placement staffing	23,599	24,742	69,930	77,056
Risk consulting and internal audit services	9,405	(5,481)	10,614	(7,684)
Total	$187,111	$175,436	$534,138	$543,455

OPERATING INCOME (LOSS):
Temporary and consultant staffing	$11,428	$13,438	$29,843	$39,345
Permanent placement staffing	505	(2,026)	1,233	(4,208)
Risk consulting and internal audit services	(919)	(14,707)	(20,945)	(20,488)
Total	$11,014	$(3,295)	$10,131	$14,649

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$2,791	$2,685	$8,325	$3,544
Depreciation expense	$14,200	$16,151	$41,703	$50,934
Capital expenditures	$9,971	$16,474	$29,567	$40,823
Open market repurchases of common stock (shares)	400	4,181	1,559	6,070

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	September 30,
	2003	2002
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$344,190	$302,468
Accounts receivable, less allowances	$232,774	$238,793
Total assets	$965,997	$947,664
Current liabilities	$208,600	$192,159
Notes payable and other indebtedness, less current portion	$2,361	$2,431
Total stockholders’ equity	$755,036	$749,173